Exhibit 99.1

KalVista Pharmaceuticals Announces Appointment of Brian J.G. Pereira, M.D. as Board Chairman

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Current Board Chairman Martin Edwards, M.D. to Retire in Planned Transition -

Cambridge, MA and Salisbury, England, October 17, 2022 – KalVista Pharmaceuticals, Inc. (NASDAQ: KALV), a clinical stage pharmaceutical company focused on the discovery, development, and commercialization of oral, small molecule protease inhibitors, today announced that the Board of Directors has appointed current member Brian J.G. Pereira, M.D., as Chairman, effective immediately. In conjunction, current Chairman Martin Edwards, M.D. has resigned from the Board in a planned transition concurrent with the Company’s annual meeting.

“We are pleased that Brian has agreed to take the Chairman role at this critical time,” said Andrew Crockett, Chief Executive Officer of KalVista. “Brian’s long experience in late-stage drug development and commercialization will be particularly valuable in his new role as KalVista continues to grow into a pre-commercial company focused on advancing sebetralstat as the first oral on-demand therapy for treatment of HAE attacks. We also thank Martin, who was one of the founding investors in KalVista, for his years of loyal service and friendship to the company, and we wish him well in his future endeavors.”

Dr. Pereira has been a member of the KalVista Board of Directors since 2019 and is currently President & CEO of Visterra, Inc., a subsidiary of Otsuka Pharmaceuticals focused on biologics research and clinical development of therapies for patients with immune-mediated and other hard-to-treat diseases. Dr. Pereira previously served as President & CEO of AMAG Pharmaceuticals where he raised four financing rounds at increasing valuations and built the clinical development, manufacturing, supply-chain and commercial infrastructure for Feraheme. Prior to AMAG Pharmaceuticals, he held senior roles at Tufts Medical Center, including President and CEO of a Tufts Medical Center Physician Organization and interim COO. He is an Adjunct Professor of Medicine at Tufts University School of Medicine and has authored over 200 published scientific articles. Dr. Pereira received his medical degree (MBBS) from St. John’s Medical College, MD (Medicine) and DM (Nephrology) from the Post Graduate Institute and MBA from Kellogg School of Management at Northwestern University.

About KalVista Pharmaceuticals, Inc.

KalVista Pharmaceuticals, Inc. is a pharmaceutical company focused on the discovery, development, and commercialization of oral, small molecule protease inhibitors for diseases with significant unmet need. KalVista has developed a proprietary portfolio of novel, small molecule plasma kallikrein inhibitors initially targeting hereditary angioedema (HAE) and diabetic macular edema (DME). KalVista is developing sebetralstat as an oral on-demand therapy for HAE attacks and is enrolling the Phase 3 KONFIDENT clinical trial. In addition, KalVista’s oral Factor XIIa inhibitor program represents a new generation of therapies that may further improve the treatment for people living with HAE. In DME, an intravitreally administered plasma kallikrein inhibitor, called KVD001, has completed a Phase 2 clinical trial.

For more information about KalVista, please visit www.kalvista.com.

For more information on the sebetralstat HAE on-demand Phase 3 KONFIDENT study, please visit www.konfidentstudy.com.

Forward-Looking Statements

This press release contains "forward-looking" statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. These statements are subject to numerous risks and uncertainties, including the potential impact of COVID-19, that could cause actual results to differ materially from what we expect. Examples of forward-looking statements include, among others, timing or outcomes of communications with the FDA, our expectations about safety and efficacy of our product candidates and timing of clinical trials and its results, our ability to commence clinical studies or complete ongoing clinical studies, including our Phase 3 KONFIDENT trial, and to obtain regulatory approvals for sebetralstat and other candidates in development, the ability of sebetralstat and other candidates in development to treat HAE or DME, and the future progress and potential success of our oral Factor XIIa program. Further information on potential risk factors that could affect our business and financial results are detailed in our filings with the Securities and Exchange Commission, including in our annual report on Form 10-K for the year ended April 30, 2022, our quarterly reports on Form 10-Q, and our other reports that we may make from time to time with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

KalVista Pharmaceuticals, Inc.

Jarrod Aldom

Vice President, Corporate Communications

(201) 705-0254

jarrod.aldom@kalvista.com